Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  on Form  S-8  (No.  333-63863,  No.  333-38300,  No.  33-66624,  No.
33-85420, and No. 333-00404) of Sodexho Marriott Services, Inc. of our report dated October 11, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated October 11, 2000 relating to the financial statement schedules, which appears in this Form 10-K.



/s/PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Washington, D.C.
November 9, 2000